Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Brandon Day	August 4, 2021
Title: Investor Relations Manager	For immediate release
Phone: 303-837-1661
Email: Brandond@whiting.com

Whiting Petroleum Reports Second Quarter 2021 Financial and Operating Results

Denver, August 4, 2021 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting” or the “Company”) today announced second quarter 2021 results.

Second Quarter 2021 Highlights

●	Revenue was $352 million for the quarter ending June 30, 2021
●	Net loss (GAAP) was $62 million or $1.57 per diluted share
●	Adjusted net income (non-GAAP) was $118 million or $3.01 per diluted share
●	Adjusted EBITDAX (non-GAAP) was $176 million
●	June 30, 2021 net debt of $98 million (non-GAAP)

Lynn A. Peterson, President and CEO commented, "Our team is delivering positive results and the economic conditions continue to be in our favor.  We generated net cash provided by operating activities of $183 million and $111 million in adjusted free cash flow during the quarter and over $200 million through six months. We have reinvested approximately a third of our EBITDAX back into our operations with the balance used to rapidly reduce our debt position.  Subsequent to the quarter, the Company announced the purchase of assets within our Sanish field in North Dakota and the divestiture of our Redtail assets in Colorado.   These transactions will increase our inventory life with higher return locations and will better focus our asset portfolio.  These transactions show the flexibility provided by Whiting’s balance sheet, liquidity and cash flow generation.  With our operating results to date and our improving outlook for the year, we are updating our guidance for 2021 as discussed below.  We have increased our expectations for production and cash flows, while maintaining our capex investments in 2021 at the higher end of our previous guidance.”

Second Quarter 2021 Results

Revenue for the second quarter of 2021 increased $44 million to $352 million when compared to the first quarter of 2021, primarily due to increased commodity prices between periods.

Net loss for the second quarter of 2021 was $62 million, or $1.57 per share, as compared to a net loss of $0.9 million, or $0.02 per share, for the first quarter of 2021.  Adjusted net income (non-GAAP) for the second quarter of 2021 was $118 million, or $3.01 per share, as compared to $108 million, or $2.79 per share, for the first quarter of 2021.  The primary difference between net loss and adjusted net income for both periods is non-cash expense related to the change in the value of the Company’s hedging portfolio.

The Company’s adjusted EBITDAX (non-GAAP) for the second quarter of 2021 was $176 million compared to $170 million for the first quarter of 2021.  This resulted in net cash provided by operating activities of $183 million and adjusted free cash flow (non-GAAP) of $111 million.

Adjusted net income, adjusted net income per share, adjusted EBITDAX and adjusted free cash flow are non-GAAP financial measures.  Please refer to the end of this release for disclosures and reconciliations regarding these measures.

Production averaged 92.6 thousand barrels of oil equivalent per day (MBOE/d) and oil production averaged 53.4 thousand barrels of oil per day (MBO/d).  Total production benefited from better than forecasted well performance and increased ethane recoveries from our processed natural gas.

Capital expenditures in the second quarter of 2021 were $58 million compared to the first quarter 2021 spend of $56 million.  During the quarter, the Company drilled 9 gross/5.6 net operated wells and turned in line 9 gross/5.4 net operated wells. The Company currently has one drilling rig and one completion crew operating in its Sanish Field in North Dakota.

Lease operating expense (LOE) for the second quarter of 2021 was $64 million compared to $59 million in the first quarter of 2021. The increase was primarily due to an increase in well workover costs and certain variable expenses associated with increased activity and production.  General and administrative expenses in the second quarter of 2021 of $12 million was a slight increase from the first quarter of 2021 of $10 million.  Both quarters included approximately $2.4 million of non-cash stock compensation costs.

During the second quarter, oil differentials improved reflecting a more certain expectation of continued DAPL operations during the EIS.  Additionally, as basin total production levels remained relatively flat, there was decreased utilization of pipeline capacity further supporting narrowed differentials.

Full-Year 2021 Guidance

Based on the Company’s increased expectations for the remainder of the year along with the outperformance in the first half of 2021, Whiting adjusted its guidance parameters as shown in the following table.  This guidance includes the effect of its previously announced acquisition and divestiture.

	Previous Guidance	Updated Guidance
Production (MBOE per day)	82 - 88	88 - 92
Oil production (MBO per day)	48 - 52	50 - 53
Capital expenditures (MM)	$ 228 - $ 252	$ 240 - $ 252
Lease operating expense (MM)	$ 220 - $ 245	$ 235 - $ 245
General and administrative cash expense (MM) (1)	$ 48 - $ 52	$ 41 - $ 45
Oil price wellhead differential to NYMEX per Bbl (2)	$ 6.00 - $ 8.00	$ 4.50 - $ 6.50
(1) Net of allocations to LOE and reimbursable costs and excludes non-cash equity compensation expense (2) Includes gathering, transportation and compression

As a result of this updated guidance along with WTI oil price of $60 per barrel, the Company now expects to generate over $700 million of EBITDAX and over $425 million of adjusted free cash flow in 2021.

Liquidity

As of June 30, 2021, the Company had a borrowing base of $750 million, borrowings of $115 million and unrestricted cash of $17 million, resulting in total liquidity of $650 million, net of outstanding letters of credit.  Whiting expects to continue to fund its operations and its previously announced acquisition fully within operating cash flow and proceeds from its divestiture.  Based on the above guidance, the Company forecasts to be in a positive net cash position with no outstanding balance on its credit facility by the end of the 2021.

Conference Call

Whiting will host a conference call on Thursday, August 5, 2021 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the second quarter 2021 results. The call will be conducted by President and Chief Executive Officer Lynn A. Peterson, Executive Vice President Finance and Chief Financial Officer James P. Henderson, Executive Vice President Operations and Chief Operating Officer Charles J. Rimer and Investor Relations Manager Brandon Day. A question and answer session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:
Domestic Dial-in Number (Toll Free U.S. & International): (877) 328-5506, (412) 317-5422 (International)
Webcast URL: https://dpregister.com/sreg/10158599/eb183f25dc

Replay Information:
Conference ID #: 10158599
Replay Dial-In (Toll Free U.S. & International): (877) 344-7529 (U.S.), (412) 317-0088 (International)
Expiration Date: August 13, 2021

Commodity Price Hedging

Whiting currently has approximately 74% of its forecasted crude oil production and 71% of its forecasted natural gas production hedged for the remainder of 2021.  The Company uses commodity hedges in order to reduce the effects of commodity price volatility and to satisfy the requirements of its credit facility.  The following table summarizes Whiting’s hedging positions as of July 31, 2021:

					Weighted Average
Settlement Period	Index	Derivative Instrument	Total Volumes	Units	Swap Price	Floor	Ceiling
Crude Oil
2021(1)	NYMEX WTI	Fixed Price Swaps	3,588,000	Bbl	$45.40	-	-
2021(1)	NYMEX WTI	Two-way Collars	3,162,000	Bbl	-	$41.64	$50.50
Q1 2022	NYMEX WTI	Fixed Price Swaps	630,000	Bbl	$54.30	-	-
2022	NYMEX WTI	Two-way Collars	9,559,000	Bbl	-	$43.22	$53.70
Q1-Q3 2023	NYMEX WTI	Two-way Collars	3,443,500	Bbl	-	$47.87	$62.53
		Total	20,382,500
Crude Oil Differentials
2021(1)	UHC Clearbrook to NYMEX	Fixed Price Swaps	76,500	Bbl	-$1.95	-	-
		Total	76,500
Natural Gas
2021(1)	NYMEX Henry Hub	Fixed Price Swaps	8,970,000	MMBtu	$2.81	-	-
2021(1)	NYMEX Henry Hub	Two-way Collars	5,520,000	MMBtu	-	$2.60	$2.79
Q1-Q3 2022	NYMEX Henry Hub	Fixed Price Swaps	5,259,000	MMBtu	$2.68	-	-
2022	NYMEX Henry Hub	Two-way Collars	11,824,000	MMBtu	-	$2.40	$2.90
Q1-Q3 2023	NYMEX Henry Hub	Two-way Collars	6,999,000	MMBtu	-	$2.41	$2.94
		Total	38,572,000
Natural Gas Basis
2021(1)	NNG Ventura to NYMEX	Fixed Price Swaps	3,680,000	MMBtu	-$0.18	-	-
Q1-Q2 2022	NNG Ventura to NYMEX	Fixed Price Swaps	3,530,000	MMBtu	$0.14	-	-
Q1-Q2 2023	NNG Ventura to NYMEX	Fixed Price Swaps	4,740,000	MMBtu	$0.07	-	-
		Total	11,950,000
NGL - Propane
2021(1)	Mont Belvieu	Fixed Price Swaps	19,320,000	Gallons	$0.78	-	-
Q1 2022	Mont Belvieu	Fixed Price Swaps	3,780,000	Gallons	$0.81	-	-
		Total	23,100,000

(1)Includes settlement periods of July through December 2021.

Selected Operating and Financial Statistics

References to “Successor” refer to Whiting and its financial position and results of operations after its emergence from reorganization under chapter 11 of the Bankruptcy Code. References to “Predecessor” refer to Whiting and its financial position and results of operations on or before the emergence date (September 1, 2020).

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
Selected operating statistics:
Production
Oil (MBbl)	4,860	4,822
NGLs (MBbl)	1,793	1,559
Natural gas (MMcf)	10,666	10,249
Total production (MBOE)	8,431	8,090
Average prices
Oil (per Bbl):
Price received	$63.46	$53.24
Effect of crude oil hedging (1)	(13.64)	(8.16)
Realized price	$49.82	$45.08
Weighted average NYMEX price (per Bbl) (2)	$66.03	$57.83
NGLs (per Bbl):
Price received	$15.76	$17.28
Effect of NGLs hedging (3)	(0.47)	-
Realized price	$15.29	$17.28
Natural gas (per Mcf):
Price received	$1.25	$2.05
Effect of natural gas hedging (4)	(0.04)	0.01
Realized price	$1.21	$2.06
Weighted average NYMEX price (per MMBtu) (2)	$2.74	$2.56
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$33.50	$32.80
Lease operating ($ per BOE)	7.61	7.34
Transportation, gathering, compression and other ($ per BOE)	0.88	0.87
Depreciation, depletion and amortization ($ per BOE)	6.12	6.64
General and administrative ($ per BOE)	1.42	1.27
Production and ad valorem taxes (% of sales revenue)	7%	8%

(1)

Whiting paid $66 million and $39 million in pre-tax cash settlements on crude oil hedges during the three months ended June 30, 2021 and March 31, 2021, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)

Whiting paid $0.8 million in pre-tax cash settlements on NGL hedges during the three months ended June 30, 2021.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(4)

Whiting paid $0.4 million in pre-tax cash settlements on natural gas hedges during the three months ended June 30, 2021.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Selected operating statistics:
Production
Oil (MBbl)	9,682	11,811
NGLs (MBbl)	3,353	3,440
Natural gas (MMcf)	20,916	22,562
Total production (MBOE)	16,521	19,011
Average prices
Oil (per Bbl):
Price received	$58.37	$27.42
Effect of crude oil hedging (1)	(10.91)	3.91
Realized price	$47.46	$31.33
Weighted average NYMEX price (per Bbl) (2)	$61.95	$37.25
NGLs (per Bbl):
Price received	$16.47	$3.27
Effect of NGLs hedging (3)	(0.26)	-
Realized price	$16.21	$3.27
Natural gas (per Mcf):
Price received	$1.64	$0.06
Effect of natural gas hedging (4)	(0.02)	-
Realized price	$1.62	$0.06
Weighted average NYMEX price (per MMBtu) (2)	$2.65	$1.77
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$33.16	$20.13
Lease operating ($ per BOE)	7.48	6.61
Transportation, gathering, compression and other ($ per BOE)	0.88	0.95
Depreciation, depletion and amortization ($ per BOE)	6.38	14.07
General and administrative ($ per BOE)	1.35	3.96
Production and ad valorem taxes (% of sales revenue)	8%	9%

(1)

Whiting paid $106 million and received $46 million in pre-tax cash settlements on crude oil hedges during the six months ended June 30, 2021 and June 30, 2020, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)

Whiting paid $0.8 million in pre-tax cash settlements on NGL hedges during the six months ended June 30, 2021.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(4)

Whiting paid $0.4 million in pre-tax cash settlements on natural gas hedges during the six months ended June 30, 2021. A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission.

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$351,646	$307,391
Total operating expenses	409,431	305,754
Total other expense, net	3,704	2,583
Net loss	(61,489)	(946)
Per basic share	(1.57)	(0.02)
Per diluted share	(1.57)	(0.02)
Adjusted net income (1)	117,501	107,894
Per basic share	3.01	2.79
Per diluted share	3.01	2.79
Adjusted EBITDAX (1)	176,351	170,216
Net cash provided by operating activities	183,246	153,193
Adjusted free cash flow (1)	111,295	108,244

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$659,037	$336,446
Total operating expenses	715,185	4,462,827
Total other expense, net	6,287	77,533
Net loss	(62,435)	(4,202,886)
Per basic share	(1.61)	(45.98)
Per diluted share	(1.61)	(45.98)
Adjusted net income (loss) (1)	225,395	(188,526)
Per basic share	5.80	(2.06)
Per diluted share	5.80	(2.06)
Adjusted EBITDAX (1)	346,567	162,814
Net cash provided by operating activities	336,439	67,262
Adjusted free cash flow (1)	219,539	(119,887)

(1)	Reconciliations of net loss to adjusted net income (loss) and adjusted EBITDAX and net cash provided by operating activities to adjusted free cash flow are included later in this news release.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	Successor
	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$19,053	$28,367
Accounts receivable trade, net	214,223	142,830
Prepaid expenses and other	14,740	19,224
Total current assets	248,016	190,421
Property and equipment:
Oil and gas properties, successful efforts method	1,929,550	1,812,601
Other property and equipment	68,443	74,064
Total property and equipment	1,997,993	1,886,665
Less accumulated depreciation, depletion and amortization	(177,084)	(73,869)
Total property and equipment, net	1,820,909	1,812,796
Other long-term assets	39,189	40,723
TOTAL ASSETS	$2,108,114	$2,043,940
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$51,786	$23,697
Revenues and royalties payable	191,248	151,196
Accrued capital expenditures	22,877	20,155
Accrued liabilities and other	35,143	42,007
Accrued lease operating expenses	28,642	23,457
Taxes payable	16,712	11,997
Derivative liabilities	265,130	49,485
Total current liabilities	611,538	321,994
Long-term debt	115,000	360,000
Asset retirement obligations	93,276	91,864
Operating lease obligations	16,265	17,415
Long-term derivative liabilities	89,354	9,750
Other long-term liabilities	12,909	14,113
Total liabilities	938,342	815,136
Commitments and contingencies
Equity:
Successor common stock, $0.001 par value, 500,000,000 shares authorized; 39,091,073 issued and outstanding as June 30, 2021 and 38,051,125 issued and outstanding as of December 31, 2020	39	38
Additional paid-in capital	1,193,095	1,189,693
Accumulated earnings (deficit)	(23,362)	39,073
Total equity	1,169,772	1,228,804
TOTAL LIABILITIES AND EQUITY	$2,108,114	$2,043,940

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
OPERATING REVENUES
Oil, NGL and natural gas sales	$349,983	$304,679
Purchased gas sales	1,663	2,712
Total operating revenues	351,646	307,391
OPERATING EXPENSES
Lease operating expenses	64,182	59,339
Transportation, gathering, compression and other	7,443	7,028
Purchased gas expense	1,178	1,902
Production and ad valorem taxes	25,669	24,150
Depreciation, depletion and amortization	51,618	53,729
Exploration and impairment	2,047	2,622
General and administrative	11,995	10,291
Derivative loss, net	255,409	146,693
Gain on sale of properties	(10,110)	-
Total operating expenses	409,431	305,754
INCOME (LOSS) FROM OPERATIONS	(57,785)	1,637
OTHER INCOME (EXPENSE)
Interest expense	(3,981)	(5,103)
Other income	277	2,520
Total other expense	(3,704)	(2,583)
NET LOSS	$(61,489)	$(946)
LOSS PER COMMON SHARE
Basic	$(1.57)	$(0.02)
Diluted	$(1.57)	$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	39,067	38,698
Diluted	39,067	38,698

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
OPERATING REVENUES
Oil, NGL and natural gas sales	$654,662	$336,446
Purchased gas sales	4,375	-
Total operating revenues	659,037	336,446
OPERATING EXPENSES
Lease operating expenses	123,521	125,582
Transportation, gathering, compression and other	14,471	18,007
Purchased gas expense	3,080	-
Production and ad valorem taxes	49,819	30,842
Depreciation, depletion and amortization	105,347	267,517
Exploration and impairment	4,669	4,174,613
General and administrative	22,286	75,303
Derivative (gain) loss, net	402,102	(224,739)
Gain on sale of properties	(10,110)	(353)
Amortization of deferred gain on sale	-	(3,945)
Total operating expenses	715,185	4,462,827
LOSS FROM OPERATIONS	(56,148)	(4,126,381)
OTHER INCOME (EXPENSE)
Interest expense	(9,084)	(61,675)
Gain on extinguishment of debt	-	25,883
Interest income and other	2,797	72
Reorganization items	-	(41,813)
Total other expense	(6,287)	(77,533)
LOSS BEFORE INCOME TAXES	(62,435)	(4,203,914)
INCOME TAX EXPENSE (BENEFIT)
Current	-	2,718
Deferred	-	(3,746)
Total income tax benefit	-	(1,028)
NET LOSS	$(62,435)	$(4,202,886)
LOSS PER COMMON SHARE
Basic	$(1.61)	$(45.98)
Diluted	$(1.61)	$(45.98)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,883	91,409
Diluted	38,883	91,409

Non-GAAP Financial Measures

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss to Adjusted Net Income

(in thousands, except per share data)

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
Net loss	$(61,489)	$(946)
Adjustments:
Gain on sale of properties	(10,110)	-
Impairment expense	1,250	1,441
Total measure of derivative loss reported under U.S. GAAP	255,409	146,693
Total net cash settlements paid on commodity derivatives during the period	(67,559)	(39,294)
Adjusted net income (1)	$117,501	$107,894
Adjusted net income per share, basic (1)	$3.01	$2.79
Adjusted net income per share, diluted (1)	$3.01	$2.79

(1)

Adjusted net income and adjusted net income per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income and adjusted net income per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss to Adjusted Net Income

(in thousands, except per share data)

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Net loss	$(62,435)	$(4,202,886)
Adjustments:
Amortization of deferred gain on sale	-	(3,945)
Gain on sale of properties	(10,110)	(353)
Impairment expense	2,691	4,154,369
Gain on extinguishment of debt	-	(25,883)
Total measure of derivative (gain) loss reported under U.S. GAAP	402,102	(224,739)
Total net cash settlements received (paid) on commodity derivatives during the period	(106,853)	46,214
Reorganization items, net	-	41,813
Restructuring and other one-time costs (1)	-	26,884
Adjusted net income (loss) (2)	$225,395	$(188,526)
Adjusted net income (loss) per share, basic (2)	$5.80	$(2.06)
Adjusted net income (loss) per share, diluted (2)	$5.80	$(2.06)

(1)

Includes cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for chapter 11 bankruptcy and charges related to a legal settlement.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
Net loss	$(61,489)	$(946)
Interest expense	3,981	5,103
Interest income	(1)	-
Depreciation, depletion and amortization	51,618	53,729
Total measure of derivative loss reported under U.S. GAAP	255,409	146,693
Total cash settlements paid on commodity derivatives during the period	(67,559)	(39,294)
Non-cash stock-based compensation	2,455	2,309
Impairment expense	1,250	1,441
Gain on sale of properties	(10,110)	-
Adjusted EBITDA (1)	175,554	169,035
Exploration expense	797	1,181
Adjusted EBITDAX (1)	$176,351	$170,216

(1)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures. These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Net loss	$(62,435)	$(4,202,886)
Interest expense	9,084	61,675
Interest income	(1)	-
Income tax benefit	-	(1,028)
Depreciation, depletion and amortization	105,347	267,517
Amortization of deferred gain on sale	-	(3,945)
Total measure of derivative (gain) loss reported under U.S. GAAP	402,102	(224,739)
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	(106,853)	46,214
Non-cash stock-based compensation	4,764	2,932
Impairment expense	2,691	4,154,369
Gain on extinguishment of debt	-	(25,883)
Gain on sale of properties	(10,110)	(353)
Reorganization items, net	-	41,813
Restructuring and other one-time costs (1)	-	26,884
Adjusted EBITDA (2)	344,589	142,570
Exploration expense	1,978	20,244
Adjusted EBITDAX (2)	$346,567	$162,814

(1)

Includes cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for chapter 11 bankruptcy and charges related to a legal settlement.

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

(in thousands)

	Successor
	Three Months Ended
	June 30, 2021	March 31, 2021
Net cash provided by operating activities	$183,246	$153,193
Changes in working capital	(13,483)	10,653
Capital expenditures	(58,468)	(55,602)
Adjusted free cash flow (1)	$111,295	$108,244

	Successor	Predecessor
	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$336,439	$67,262
Changes in working capital	(2,830)	(8,553)
Capital expenditures	(114,070)	(178,596)
Adjusted free cash flow (1)	$219,539	$(119,887)

(1)

Adjusted free cash flow is a non-GAAP measure.  This measure is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions and development activity and reduce its borrowings outstanding under its revolving credit facility.  This measure should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The Company is unable to present a reconciliation of forward-looking adjusted free cash flow because components of the calculation, including fluctuations in working capital accounts, are inherently unpredictable.  Moreover, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.  The Company believes that forward-looking estimates of adjusted free cash flow are important to investors because they assist in the analysis of its ability to generate cash from our operations.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected production, cash flows, revenues, costs, capital expenditures and debt levels, the effect of acquisitions and divestitures and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “guidance,” or we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: risks associated with our emergence from bankruptcy; declines in, or extended periods of low oil, NGL or natural gas prices; the occurrence of epidemic or pandemic diseases, including the coronavirus pandemic; actions of the Organization of Petroleum Exporting Countries and other oil exporting nations to set and maintain production levels; the potential shutdown of the Dakota Access Pipeline; our level of success in development and production activities; impacts resulting from the allocation of resources among our strategic opportunities; our ability to replace our oil and natural gas reserves; the geographic concentration of our operations; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; weakened differentials impacting the price we receive for oil and natural gas; our ability to successfully complete asset acquisitions and dispositions and the risks related thereto; the impacts of hedging on our results of operations; our ability to use net operating loss carryforwards in future periods; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; the timing of our development expenditures; properties that we acquire may not produce as projected and may have unidentified liabilities; adverse weather conditions that may negatively impact development or production activities; we may incur substantial losses and be subject to liability claims as a result of our oil and gas operations, including uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; cybersecurity attacks or failures of our telecommunication and other information technology infrastructure; our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our Credit Agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; the impact of negative shifts in investor sentiment towards the oil and gas industry; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the Biden administration could enact regulations that impose more onerous permitting and other costly environmental health and safety requirements; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative perception of our industry and corporate governance standards; negative impacts from litigation and legal proceedings; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.